Exhibit 99.1
Joint Filer Information

Form 3

Designated Filer:	Silver Lake Sumeru Fund, L.P.

Other Joint Filers:	Silver Lake Technology Investors Sumeru, L.P., Silver Lake Technology Associates Sumeru, L.P., and SLTA Sumeru (GP), L.L.C.

Addresses:	The principal business address of each of the joint filers listed above is 2775 Sand Hill Road, Suite 100, Menlo Park, CA 94025.

Date of Event Requiring Statement:	5/8/2009

Issuer Name and Ticker or Trading Symbol:	Power-One, Inc. [PWER]

Signatures:

SILVER LAKE TECHNOLOGY INVESTORS SUMERU, L.P. By: Silver Lake Technology Associates Sumeru, L.P., its general partner By: SLTA Sumeru (GP), L.L.C., its general partner

By:	/s/ Ajay Shah
	Name:	Ajay Shah
	Title:	Managing Member

SILVER LAKE TECHNOLOGY ASSOCIATES SUMERU, L.P. By: SLTA Sumeru (GP), L.L.C., its general partner

By:	/s/ Ajay Shah
	Name:	Ajay Shah
	Title:	Managing Member

SLTA SUMERU (GP), L.L.C.

By:	/s/ Ajay Shah
	Name:	Ajay Shah
	Title:	Managing Member

Date: May 15, 2009